EXHIBIT 10.17
June       , 2007
FX Luxury Realty, LLC
c/o CKX, Inc.
650 Madison Avenue
16th Floor
New York, NY 10022

Re:	Proposed Reorganization of FX Luxury Realty, LLC
     Ladies and Gentlemen:
     The undersigned, either (i) a direct or indirect holder of outstanding membership interest in FX Luxury Realty, LLC (the “Company”) or (ii) has agreed to purchase membership interests in the Company pursuant to that certain Membership Interest Purchase Agreement, date on or around the date hereof (the “Purchase Agreement”), by and among CKX, Inc. (“CKX”), the Company and Flag Luxury Properties, LLC (“Flag”), hereby acknowledge, understand and agree to the following contained below herein. Capitalized terms used and not otherwise defined herein shall have their respective meanings assigned to them in the Purchase Agreement.
     As a condition to the closing of the transactions contemplated under the Purchase Agreement and as an inducement for CKX to make the investment contemplated by the Purchase Agreement, CKX, Flag and certain equity holders of Flag would enter into a lock-up agreement (or otherwise will become subject hereto) with respect to their shares of common stock (“Common Stock”) of NEWCO Inc. (or its successor) to be received in connection with the Reorganization and/or Mandatory Distribution (the “Lock-Up Condition”); provided, that such lock-up agreements would not become effective until the Reorganization is effected (the “Effective Date”), and it being understood that no lock-up agreement would be effective with respect to any Common Stock that would be distributed to the stockholders of CKX (including members of Flag that are also stockholders of CKX) as part of the Stockholder Distribution (except for Robert F. X. Sillerman who shall be subject to only a one (1) year Lock-Up Period with respect to such shares of Common Stock) or with respect to shares of Common Stock acquired in the open market or otherwise not acquired in the Reorganization and/or Mandatory Distribution (“Other Shares”).
     In connection with the Lock-Up Condition, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, except with respect to the Stockholder Distribution, without the prior written consent of the Company, the undersigned will not, for a period of three (3) years (the “Lock-Up Period”) commencing on the Effective Date, directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned as of the Effective Date, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of the Company, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. For the avoidance of doubt, the foregoing shall not apply to the Stockholder Distribution, which shall be permitted hereunder, or any shares of Common Stock so distributed.
     In furtherance of the foregoing, the Company and upon the Reorganization, any duly appointed transfer agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned and, specifically with respect to Flag, shall also be binding upon any subsequent permitted distributees, subject to the provisions of the Purchase Agreement.
     The undersigned understands that, if the Reorganization is not effected, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate, or if the Closing shall not have occurred, the undersigned shall be released from all obligations under this Letter Agreement.
     The Company (i) acknowledges that in connection with the foregoing, on or around the date hereof, each of Flag, CKX, Brett Torino, Paul C. Kavanos and Robert F.X. Sillerman will have entered into similar lock-up agreements (each a “Lock-Up Party and, collectively, the “Lock-Up Parties”) and (ii) hereby agrees that in the event the Company waives the enforcement against or releases any one Lock-Up Party from its respective lock-up agreement then the Company shall provide substantially similar relief to all the other Lock-Up Parties at the time of any such initial waiver or release as contemplated in this paragraph.

     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

CKX, INC.

By:

Name:

Title:

Acknowledged:
FX LUXURY REALTY, LLC
      By: Flag Luxury Property, LLC, its managing member

By:

Name:

Title:

Dated: June  , 2007